UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2007

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 8, 2007, Eric Schneider and Norman Cohen resigned as directors from the Company’s board of directors. Mark Segal shall continue service on the Company’s board of directors as a Company Director rather than a Series B Director.

(c) On November 8, 2007, Sami Mnaymneh and Matthew Sanford were appointed as new Series B directors (the "New Directors"). Pursuant to the Director Fee Agreement between Milacron Inc. and Bayside Capital, Inc., which was discussed in the Company's Form 8-K filed October 5, 2007, Board compensation that would otherwise be delivered to the New Directors shall instead be delivered to Bayside. Mr. Sanford will serve on the Nominating and Corporate Governance Committee of the board of directors. The November 9, 2007 News Release of the Company is included herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 News Release of Milacron Inc. dated November 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

November 14, 2007	By:	Hugh C. O'Donnell

Name: Hugh C. O'Donnell
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Milacron Inc. issued November 9, 2007